                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): April 22, 1998



                             BUSH INDUSTRIES, INC.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)

    Delaware                      1-8884                   16-0837346
------------------------     ----------------           ----------------
(State or other              (Commission File           (I.R.S. Employer
  jurisdiction                   Number)                 Identification
of incorporation)                                             No.)



                                One Mason Drive
                                 P.O. Box 460
                        Jamestown, New York 14702-0460
    ----------------------------------------------------------------------
                   (Address of principal executive offices)



      Registrant's telephone number, including area code: (716) 665-2000



                                      N/A
    ----------------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On April 22, 1998, Bush Industries, Inc. (the "Registrant"), acquired all of the issued and outstanding shares of capital stock of Fournier Furniture, Inc., ("Fournier"), a Virginia corporation, pursuant to the terms of that certain Stock Purchase Agreement (the "Agreement"), dated as of March 26, 1998, by and among the Registrant and the sellers of the capital stock of Fournier. Fournier is engaged in the manufacture and distribution of ready-to-assemble furniture. The purchase price for said shares consisted of $7,000,000 and the repayment of Fournier's outstanding indebtedness. Of said purchase price, $1,000,000 is being held in escrow for a twelve (12) month period to secure any indemnification claims under the Agreement.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          2.1  Stock Purchase Agreement, dated as of March 26, 1998

          2.2  Omitted Schedules

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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BUSH INDUSTRIES, INC.



                                    By: /s/ Robert L. Ayres
                                       --------------------
Date: May 5, 1998                      Robert L. Ayres, Chief Financial Officer,
     -------------
                                       Chief Operating Officer and Executive
                                       Vice President